Exhibit 99.2
NOMINATING AND GOVERNANCE COMMITTEE CHARTER OF
ARCADIA RESOURCES, INC.
Adopted June 12, 2007
I. Authority and Purpose
     The Nominating and Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Arcadia Resources, Inc. (the “Company”) to assist the Board in identifying qualified individuals to become Board members, consistent with criteria approved by the Board, to determine the composition of the Board and its committees, to recommend to the Board the director nominees for the annual meeting of shareholders, to establish and monitor a process of assessing the Board’s effectiveness, and developing and recommending to the Board and implementing a set of corporate governance principals and procedures applicable to the Company. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.
II. Committee Membership
     The Committee shall consist of no fewer than two members. Each member of the Committee shall meet the independence requirements of the American Stock Exchange (“Amex”) and the standards established by the Board from time to time. Committee members shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Committee members may be removed at any time by vote of the Board.
III. Structure and Meetings
     The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the Board. The Committee Chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a Chairperson by a vote of the majority of the full Committee. In the event of a tie vote on any issue, the Chairperson’s vote shall decide the issue.
     The Committee shall meet as frequently as it deems appropriate, but no less than once annually. The Committee may establish its own schedule, which it will provide to the Board. The Chairperson or a majority of the members of the Committee may call meetings of the Committee upon such notice (or waiver of notice) as is required for special Board meetings in accordance with the Company’s Bylaws. A majority of the Committee, but not less than two members, shall constitute a quorum for the transaction of business. Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Committee consent thereto in writing. Any such actions by written consent shall be filed with the minutes of the proceedings of the Committee. As necessary or desirable, the Chairperson of the Committee may invite any director, officer or employee of the Company, or other person whose advice and counsel are sought by the Committee, to be present at meetings of the Committee. Members of the Committee may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.
     The Committee Chairperson will preside at each meeting and will set the agenda of items to be addressed at each meeting. The Chairperson of the Committee (or other member designated by the Chairperson or the Committee in the Chairperson’s absence) shall regularly report to the full Board on its proceedings and any actions that the Committee takes. The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.
IV. Duties and Responsibilities
The following are the duties and responsibilities of the Committee, which may be modified from time to time by the Board:
1.	Monitor the size and composition of the Board and committees of the Board.

2.	Consider and make recommendations to the Board with respect to the nominations or elections of directors of the Company in connection with the slate of directors proposed for stockholder approval at annual meetings of stockholders and vacancies occurring on the Board from time to time, including vacancies resulting from an increase in the size of the Board, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board. The Committee may consider candidates proposed by management or by stockholders, but is not limited to such candidates.

3.	Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include, among others: personal and professional integrity; demonstrated exceptional ability and judgment; broad experience in business, finance or administration; familiarity with the Company’s industry; ability to serve the long-term interests of the Company’s stockholders; sufficient time available to devote to the affairs of the Company; and other factors deemed appropriate. The Committee shall also take into account, as applicable, the satisfaction of any independence requirements or other director qualification standards imposed by law, regulation or Amex listing rules (or other applicable regulatory agency).

4.	Solicit periodic input from the Board and conduct a review of the effectiveness of the structure and operations of the Board.

5.	Make recommendations to the Board concerning the appointment and removal of directors to committees of the Board and suggest rotations for chairpersons of committees as the Committee deems desirable from time to time.

6.	Make recommendations to the Board regarding committee member qualifications, committee structure and operations, delegated responsibilities of the committees and revisions to the charter of each Board committee.

7.	Evaluate and recommend any revisions to Board and committee meeting policies and logistics.

8.	Administer the annual self-evaluation by the Board, share the evaluation results with the full Board and lead Board discussions and analysis thereof.

9.	Develop orientation materials for new directors and corporate governance-related continuing education for all Board members.

10.	Implement, evaluate and monitor compliance of the Company’s Code of Business Conduct and Ethics (the “Code”), promptly inform the Board of any non-compliance, and make recommendations to the Board regarding any revisions to the Code from time to time as appropriate.

11.	Establish, implement and monitor the processes for effective communication between the Company’s stockholders and members of the Board.

12.	Establish, implement and monitor the processes for consideration of stockholder proposals properly submitted in accordance with the provisions of the Bylaws.

13.	Review all stockholders proposals properly submitted to the Company in accordance with any applicable provisions of the Bylaws (including any proposal relating to the nomination of a member of the Board) and recommend to the Board appropriate action on each such proposal with input from an independent advisor and/or legal counsel, as appropriate.

14.	Advise the Board periodically with respect to significant developments in the law and practice of corporate governance, with advice from legal counsel as appropriate, as well as the Company’s compliance with the Company’s corporate guidance guidelines and applicable laws and regulations, and make recommendations to the Board on all matters of corporate governance and on any corrective action to be take, as the Committee may deem appropriate.

15.	Review, at least annually, the Company’s compliance with the Amex corporate governance listing requirements, and report to the Board regarding the same.

16.	Oversee the management continuity process, including when appropriate review and evaluation of succession plans relating to the Chief Executive Officer of the Company in the event of disability, retirement, or death.

17.	Make recommendations to the Board with respect to outside director compensation, giving consideration to appropriate goals including: (i) outside Board members should be fairly compensated for the work involved in overseeing the management of a company the size and scope of the Company; (ii) outside Board member compensation should be competitive with director compensation at other U.S. companies the size and scope of the Company; and (iii) outside Board member compensation should align such Board members’ interests with the long-term interests of the Company’s shareholders.
V. Performance Evaluation
     The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee may also perform an annual evaluation of its own performance. The performance evaluation by the Committee may be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make this report. In conducting this review, the Committee shall address all matters that it considers relevant to its performance.
VI. Committee Resources
     The Committee shall be empowered, without the approval of the Board or management, to engage or compensate independent legal, accounting or other advisors as it determines necessary to carry out its duties; including the sole authority to retain and terminate any search firm to be used to identify director candidates and to approve such firm’s fees and other retention terms. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of (a) compensation to any advisor employed by the Committee; and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may form and delegate authority to subcommittees when appropriate.